Exhibit 99.1
August 15, 2018
Variation of terms of the sale and purchase agreement (as amended, restated, supplemented or otherwise modified from time to time, the Agreement) dated 21 December 2017 between (1) Quantum Strategic Partners Limited, Franek Sodzawiczny, Matthew Pullen, Louise Jarvis, Julian King, Nigel Rogers, Chester Reid, Michael Venables, Mark O’Keefe, Aslihan Güreşçier, Keith Cronshaw, Pension Partnership SSAS Trustees Limited and Zenium Investorco Limited (each a Seller and together the Sellers), (2) Zenium Topco Limited, (3) CyrusOne Dutch Holdings B.V. (the Buyer), (4) ZTL Seller Rep, LLC and (5) CyrusOne LP for the sale and purchase of all of the issued share capital of Zenium Topco Limited and Zenium Management Limited.
This deed (this Ninth Side Letter) sets out the terms on which the Sellers’ Representative (on behalf of the Sellers) and the Buyer have agreed to vary the terms of the Agreement, as varied in accordance with those certain Side Letters entered into between the Sellers’ Representative (on behalf of the Sellers) and the Buyer on April 20, 2018, April 26, 2018, May 17, 2018, May 25, 2018, June 28, 2018, July 19, 2018, July 27, 2018 and August 10, 2018 (together, the Side Letters), in accordance with clause 20.5 of the Agreement. Unless otherwise defined in this Ninth Side Letter, the terms defined in the Agreement shall have the same meanings in this Ninth Side Letter.
1    LONGSTOP DATE

1.1	Each of the parties hereby agrees that the definition of Long Stop Date shall be deleted in each of the Agreement and Side Letters in its entirety and replaced with:
“Long Stop Date” means August 31, 2018.
2    MISCELLANEOUS

2.1
Except as set forth in this Ninth Side Letter, nothing contained herein shall operate as an amendment or waiver of any provision of the Agreement, or otherwise waive or impair any party’s right under the Agreement, which shall continue in full force and effect.

2.2	The provisions of clauses 18, 19.1, 20, 21.7, 22, 23 and 24 of the Agreement, mutatis mutandis, are incorporated herein by reference.

[Signature page follows]

1    Worksite/283674785.4

AS WITNESS hereof this Ninth Side Letter has been duly executed as a deed and delivered the day and year first before written.

SIGNED as a DEED on behalf of CYRUSONE DUTCH HOLDINGS B.V. in the presence of a witness:	))))	/s/ Luke J. Frutkin
Name: Luke Joseph Frutkin Title: Managing Director A
Signature of Witness:		/s/ Robert M. Jackson
Name:		Robert M. Jackson

/s/ Liselotte FM Heine
Name: Liselotte Francina Maria Heine Title: Managing Director B
Signature of Witness:	/s/ Joost Jonkman
Name:	Joost Jonkman

SIGNED as a DEED on behalf of ZTL SELLER REP, LLC acting by an authorised signatory of its managing member, QUANTUM STRATEGIC PARTNERS LIMITED, in the presence of:	) )	/s/ Thomas L. O'Grady
Attorney-in-Fact

Signature of Witness:		/s/ Roseanne Pinero
Name:		Roseanne Pinero